Exhibit 5.1

April 4, 2025

ZyVersa Therapeutics, Inc.

2200 N. Commerce Parkway, Suite 208

Weston, FL 33326

Ladies and Gentlemen:

We have acted as counsel for ZyVersa Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”), including a related preliminary prospectus filed with the Registration Statement (the “Prospectus”), with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale by the selling stockholders identified therein of up to 4,210,530 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) comprised of (i) 2,105,265 shares of Common Stock issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”), and (ii) 2,105,265 shares of Common Stock issuable upon exercise of Series A-3 common stock purchase warrants (the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants”).

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Company’s Certificate of Incorporation as amended and/or restated to date and as currently in effect (the “Certificate of Incorporation”), (ii) the Company’s Bylaws as amended and/or restated to date and as currently in effect, (iii) the Registration Statement and the Prospectus, (iv) the Warrants, and (v) such corporate records, agreements, documents, and other instruments, and such certificates or comparable documents of public officials or of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such latter documents, that all parties (other than the Company) had the requisite power and authority (corporate or otherwise) to execute, deliver, and perform such agreements or instruments, that all such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties, and that such agreements or instruments are valid, binding, and enforceable obligations of such parties. As to certain questions of fact material to this opinion letter, we have relied upon certificates or comparable documents of officers and representatives of the Company and have not sought to independently verify such facts.

Based on the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that the Shares have been duly authorized and, when issued upon the due exercise of the Warrants, will be validly issued, fully paid, and non-assessable.

In rendering the foregoing opinion, we have assumed that, (i) before the Shares are issued, the Company will not issue shares of Common Stock or reduce the total number of shares of Common Stock that the Company is authorized to issue under its then-effective Certificate of Incorporation such that the number of unissued shares of Common Stock authorized under the Certificate of Incorporation is less than the aggregate number of Shares, (ii) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL (as defined below), and (iii) upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Certificate of Incorporation.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (including reported judicial decisions interpreting the General Corporation Law of the State of Delaware) (the “DGCL”) and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP